As filed with the Securities and Exchange Commission on April 3, 2014

Registration Statement No. 333-150267

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NOMURA HORUDINGUSU KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

NOMURA HOLDINGS, INC.

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9-1, Nihonbashi 1-chome

Chuo-ku, Tokyo, 103-8645

Japan

(81-3-5255-1000)

(Address of Principal Executive Offices)

Stock Acquisition Rights (No.9) of Nomura Holdings, Inc.

Stock Acquisition Rights (No.10) of Nomura Holdings, Inc.

Stock Acquisition Rights (No.11) of Nomura Holdings, Inc.

Stock Acquisition Rights (No.12) of Nomura Holdings, Inc.

(Full Title of the Plan)

Nomura Securities International, Inc.

Worldwide Plaza, 309 West 49th Street

New York, New York 10019-7316

(212-667-9000)

(Name, Address and Telephone Number of Agent for Service)

EXPLANATORY NOTE

Nomura Holdings, Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No.1 to Form S-8 to amend the Registration Statement on Form S-8 filed on April 16, 2008(File No. 333-150267) (the “Registration Statement”) to deregister shares of the Registrant’s common stock relating to options issued under the Stock Acquisition Rights (No.9), Stock Acquisition Rights (No.10), Stock Acquisition Rights (No.11) and Stock Acquisition Rights (No.12) of Nomura Holdings, Inc.

A total of 5,241,600 shares were registered under the Registration Statement (2,433,100 shares relating to the options under the Stock Acquisition Rights (No.9) of Nomura Holdings, Inc., 985,500 shares relating to the options under the Stock Acquisition Rights (No.10) of Nomura Holdings, Inc., 1,807,000 shares relating to the options under the Stock Acquisition Rights (No.11) of Nomura Holdings, Inc., and 16,000 shares relating to the options under the Stock Acquisition Rights (No.12) of Nomura Holdings, Inc).

Of the 2,433,100 shares relating to the options under the Stock Acquisition Rights (No.9) of Nomura Holdings, Inc., 13,900 shares remained unsold at the termination of the exercise period for the options issued under the Stock Acquisition Rights (No.9) of Nomura Holdings, Inc. on April 24, 2013. Of the 985,500 shares relating to the options under the Stock Acquisition Rights (No.10) of Nomura Holdings, Inc., 2,000 shares remained unsold at the termination of the exercise period for the options issued under the Stock Acquisition Rights (No.10) of Nomura Holdings, Inc. on June 12, 2013. Of the 1,807,000 shares relating to the options under the Stock Acquisition Rights (No.11) of Nomura Holdings, Inc., 1,727,000 shares remained unsold at the termination of the exercise period for the options issued under the Stock Acquisition Rights (No.11) of Nomura Holdings, Inc. on July 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan on April 3, 2014.

NOMURA HOLDINGS, INC.

By:	/s/ Koji Nagai
Name:	Koji Nagai
Title:	Representative Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the following capacities on April 3, 2014.

Signature	Title

/s/ Nobuyuki Koga Nobuyuki Koga	Director Chairman of the Board of Directors

/s/ Koji Nagai Koji Nagai	Director Representative Executive Officer (Principal Executive Officer)

/s/ Atsushi Yoshikawa Atsushi Yoshikawa	Director Representative Executive Officer

/s/ Hiroyuki Suzuki Hiroyuki Suzuki	Director

/s/ David Benson David Benson	Director

/s/ Masahiro Sakane Masahiro Sakane	Director

/s/ Toshinori Kanemoto Toshinori Kanemoto	Director

/s/ Tsuguoki Fujinuma Tsuguoki Fujinuma	Director

/s/ Takao Kusakari Takao Kusakari	Director

/s/ Dame Clara Furse Dame Clara Furse	Director

/s/ Michael Lim Choo San Michael Lim Choo San	Director

/s/ Shigesuke Kashiwagi Shigesuke Kashiwagi	Executive Managing Director (Principal Financial Officer and Principal Accounting Officer)

/s/ David Findlay David Findlay	Senior Managing Director (Authorized Representative in the United States)